SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  July 29, 2007
                                 --------------
                                 Date of Report

                        (Date of Earliest Event Reported)

                           WESTERN SIERRA MINING CORP
                           --------------------------

             (Exact name of Registrant as Specified in its Charter)

                             2750 Cisco Drive South
                         Lake Havasu City, Arizona 86403

                    (Address of Principal Executive Offices)

                                 (928) 680-5513
                       -----------------------------------
                         (Registrant's telephone Number)


             Utah                     1-1767                   85-0267213
(State or other jurisdiction    (Commission File             (IRS Employer
      of incorporation)               Number)              Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 2.01 ACQUISITION OR DISPOSITION OF ASSETS.

(A.) On June 1, 2007 the Company (WSRA) entered into an agreement to acquire 78% of Pine Creek Mining Inc., a private company organized under the laws of the state of Organ. The sole asset of Pine Creek Mining is a placer gold property known as the Gold Basin Mine. The Gold Basin mine is located in the State of Arizona near the town of Wilhoit on the Hassayampa River.

     On July 25, 2007, the Company made its final initial payment as required by the Acquisition agreement in the amount of $150,000. The total purchase price is $2.6 million to be paid over the next 18 months.

     The Gold Basin Mine is fully permitted and has been in partial operation since January of 2007. The Company's intention is to develop the property by expanding the current operation to the maximum extent allowed by the current permits.

     A copy of the Articles of Organization are on file at the office of the Company and available for review during normal working hours.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(A)  The required financial information is not included in this Report..


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WESTERN SIERRA MINING CORP.

                                       By: /s/ Michael M. Chaffee, President
                                           ---------------------------------
                                               Michael M. Chaffee

Date: August 1, 2007